                                                                   Exhibit 10.18

                          THE NATIONAL CITY CORPORATION
                           DEFERRED COMPENSATION PLAN
               (As Amended and Restated Effective January 1, 2005)

                                TABLE OF CONTENTS

ARTICLE I NAME AND PURPOSE
   1.1 Name
   1.2 Purpose

ARTICLE II DEFINITIONS
   2.1 Board
   2.2 Cash Sub-Account
   2.3 Chief Executive Officer
   2.4 Committee
   2.5 Common Stock
   2.6 Compensation
   2.7 Corporation
   2.8 Covered Executive
   2.9 Crediting Date
   2.10 Deferred Share Sub-Account
   2.11 Directors
   2.12 Deferred Compensation
   2.13 Deferred Compensation Account or Account
   2.14 Effective Date
   2.15 Elective Deferrals
   2.16 Eligible Employee
   2.17 Employee
   2.18 Employer
   2.19 Employment
   2.20 Enrollment Period
   2.21 Evaluation Date
   2.22 Incentive Award
   2.23 Incentive Plan
   2.24 Internal Revenue Code
   2.25 Investment Option
   2.26 Non-Elective Deferred Compensation
   2.27 Non-Elective Deferred Compensation Award Statement or Award
        Statement
   2.28 Other Plan
   2.29 Other Plan Transfer Date
   2.30 Participant
   2.31 Payment Date
   2.32 Plan or Deferred Compensation Plan
   2.33 Plan Administrator
   2.34 Plan Year
   2.35 Retirement Eligible Employee
   2.36 Salary
   2.37 Subsidiaries
   2.38 Termination Date

                          THE NATIONAL CITY CORPORATION
                           DEFERRED COMPENSATION PLAN
               (As Amended and Restated Effective January 1, 2005)

ARTICLE III ELECTION TO DEFER COMPENSATION
   3.1 Deferral Election
   3.2 Amount of Compensation Which May be Deferred
   3.3 Deferral of Compensation
   3.4 Vesting
   3.5 No Elective Deferrals After December 31, 2004

ARTICLE IV NON-ELECTIVE DEFERRED COMPENSATION
   4.1 Grants of Non-Elective Deferred Compensation
   4.2 Non-Elective Deferred Compensation Award Statement
   4.3 Vesting and Forfeiture
   4.4 No Awards of Non-Elective Deferred Compensation After
       December 31, 2004

ARTICLE V DEFERRED COMPENSATION ACCOUNT AND CREDITS THERETO
   5.1 Deferred Compensation Account
   5.2 Cash Sub-Account
   5.3 Deferred Share Sub-Account
   5.4 Allocation of Other Plan Account Balances on the Other Plan
       Transfer Date
   5.5 Allocation of New Deferrals and Transfers of Accumulated Amounts
   5.6 Payments Deducted on a Pro Rata Basis
   5.7 Change in Investment Option

ARTICLE VI PAYMENT OF DEFERRED COMPENSATION ACCOUNT
   6.1 Form of Payment
   6.2 Manner of Distribution
   6.3 Form of Payment Election
   6.4 Plan Administrator's Discretion
   6.5 Payments Upon Death of Participant
   6.6 Withholding Taxes

ARTICLE VII ADMINISTRATION
   7.1 Powers and Duties of Plan Administrator
   7.2 Reliance Upon Information

ARTICLE VIII CLAIMS FOR BENEFITS
   8.1 Claims Procedure
   8.2 Appeal and Review Procedure
   8.3 Exhaustion of Remedies

ARTICLE IX GENERAL PROVISIONS
   9.1 Source of Payments
   9.2 Prohibition on Alienation
   9.3 Not a Contract of Employment

                          THE NATIONAL CITY CORPORATION
                           DEFERRED COMPENSATION PLAN
               (As Amended and Restated Effective January 1, 2005)

   9.4 Headings Not to Control
   9.5 Separability of Plan Provisions
   9.6 Applicable Law
   9.7 Entire Plan
   9.8 Withholding

ARTICLE X SPECIAL RULES UNDER INTERNAL REVENUE CODE SECTION 409A
   10.1 No Further Elective Deferrals or Awards of Non-Elective Deferred
        Compensation
   10.2 Special Rules for Deferred Compensation Subject to Internal
        Revenue Code Section 409A

ARTICLE XI AMENDMENT AND TERMINATION
   11.1 Amendment and Termination

                           ARTICLE I NAME AND PURPOSE

1.1 NAME. This Plan shall be known as the National City Corporation Deferred Compensation Plan (As Amended and Restated Effective January 1, 2005) (the "Deferred Compensation Plan" or "Plan"). The Plan originally became effective on January 1, 2001.

1.2 PURPOSE. The purpose of the Deferred Compensation Plan is to provide Eligible Employees with an opportunity to defer the receipt of cash compensation which would have otherwise been received as Salary or as an Incentive Award, as such terms are defined in Article II, to provide certain Eligible Employees with non-elective deferred compensation, and to credit the deferred compensation with gains or losses based upon investment options made available from time to time by the Plan Administrator.

                             ARTICLE II DEFINITIONS

The following terms when used herein shall have the meaning set forth below, if capitalized. Unless the context clearly indicates otherwise, words in the masculine, feminine or neuter gender include the other genders and the singular includes the plural and vice versa.

2.1 "BOARD" means the Board of Directors of the Corporation.

2.2 "CASH SUB-ACCOUNT" means the sub-account described in Section 5.2.

2.3 "CHIEF EXECUTIVE OFFICER" means the chief executive officer of the Corporation.

2.4 "COMMON STOCK" means common stock, par value $4 per share, of the Corporation or any security into which such common stock may be changed by reason of a stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or any merger, consolidation spin-off, reorganization, partial or complete liquidation issuance of rights or warrants to purchase securities, or other event having a similar effect.

2.5 "COMMITTEE" means the Compensation and Organization Committee of the Board.

2.6 "COMPENSATION" means Salary and Incentive Award(s), including commissions as applicable, as may be determined by the Plan Administrator from time to time.

2.7 "CORPORATION" means National City Corporation, a Delaware Corporation.

2.8 "COVERED EXECUTIVE" means any individual who is, or is determined by the Committee to be likely to become a "covered employee" within the meaning of
Section 162(m) of the Internal Revenue Code.

2.9 "CREDITING DATE" means the last business day of each calendar month or such other date or dates as determined by the Plan Administrator so long as there is no less than one Crediting Date each calendar year.

2.10 "DEFERRED SHARE SUB-ACCOUNT" means the sub-account described in Section
5.3.

2.11 "DIRECTORS" means those individuals serving as directors on the Board from time to time.

2.12 "DEFERRED COMPENSATION" shall mean Elective Deferrals as described in
Article III and Non-Elective Deferred Compensation as described in Article IV.

2.13 "DEFERRED COMPENSATION ACCOUNT" or "ACCOUNT" means the account described in
Section 5.1.

2.14 "EFFECTIVE DATE" means the date when the Plan will first recognize a Participant's election to defer Compensation. This date shall be established by the Plan Administrator, and may vary by employee group, as determined in the discretion of the Plan Administrator.

2.15 "ELECTIVE DEFERRALS" means any amounts of Salary or Incentive Awards which an Eligible Employee elects to defer the receipt of in accordance with the provisions or Article III.

2.16 "ELIGIBLE EMPLOYEE" means an Employee who as of the first day of the Enrollment Period (a) has been designated as an executive officer by the Board or (b) has been designated as an Eligible Employee for the Plan Year by the Plan Administrator and who satisfies such other criteria as established by the Plan Administrator, in his or her sole discretion, from time to time. The Eligible Employee designation shall be limited to key management and highly-compensated employees of the Corporation or it's Subsidiaries.

2.17 "EMPLOYEE" means an employee of an Employer who is identified as an employee of the Employer in the human resource records of the Employer.

2.18 "EMPLOYER" means the Corporation, and the Subsidiaries.

2.19 "EMPLOYMENT" means employment with an Employer.

2.20 "ENROLLMENT PERIOD" means the period in each calendar year designated by the Plan Administrator during which Eligible Employees make elections with respect to Elective Deferrals for Compensation earned during the following Plan Year.

2.21 "EVALUATION DATE" means the last day of the Plan Year.

2.22 "INCENTIVE AWARD" means a cash incentive award under an Incentive Plan which is determined and payable without regard to a participant's election to defer during the Plan Year.

2.23 "INCENTIVE PLAN" means (i) The National City Corporation Management Incentive Plan for Senior Officers, (ii) The National City Corporation Long-Term Incentive Compensation Plan for Senior Officers, (iii) National City Mortgage Company Short-Term Incentive Compensation Plan for Senior Officers, and (iv) any other written plan which (1) provides for cash incentive awards and (2) is designated by the Plan Administrator as being eligible for deferral into this Plan.

2.24 "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

2.25 "INVESTMENT OPTION" means any arrangement deemed suitable by the Plan Administrator from time to time for the purpose of providing an investment credit on amounts deferred to a Participant's Cash Sub-Account.

2.26 "NEW DEFERRED COMPENSATION PLAN" OR "2004 DEFERRED COMPENSATION PLAN" means the National City Corporation established effective January 1, 2005 and as amended from time to time.

2.27 "NON-ELECTIVE DEFERRED COMPENSATION" means any non-elective deferred compensation awarded to an Eligible Employee in accordance with Article IV and allocated to his Deferred Compensation Account.

2.28 "NON-ELECTIVE DEFERRED COMPENSATION AWARD STATEMENT" or "AWARD STATEMENT" means the written statement from the Corporation identifying the amount of any Non-Elective Deferred Compensation awarded to a Participant and any terms relating to such award, as described in Section 4.2 of the Plan.

2.29 "OTHER PLAN" means any plan, program, agreement or provision which the Plan Administrator deems to be an Other Plan in connection with the consolidation of such arrangement into the Plan.

2.30 "OTHER PLAN TRANSFER DATE" means the date agreed to by the Plan Administrator from time to time as the date when accumulated deferral balances under an Other Plan, are to be transferred from the Other Plan(s) into the Plan.

2.31 "PARTICIPANT" means an Employee or former Employee who has an amount credited to a Deferred Compensation Account under the Plan.

2.32 "PAYMENT DATE" means any day within thirty (30) days following an Evaluation Date a Participant receives a distribution.

2.33 "PLAN" or "DEFERRED COMPENSATION PLAN" means The National City Corporation Deferred Compensation Plan (As Amended and Restated Effective January 1, 2005) as set forth in this document and as amended from time to time.

2.34 "PLAN ADMINISTRATOR" means a committee consisting of the Corporate Human Resources Director, the Corporate Director of Benefits, and the Corporate Director of Compensation, or such other similar group as established by the Committee from time to time.

2.35 "PLAN YEAR" means the calendar year. The first Plan Year is 2001.

2.36 "RETIREMENT ELIGIBLE EMPLOYEE" means those Employees being either (i) age 55 or older with 10 years of service or (ii) age 65 or older with at least 5 years of service on their Termination Date.

2.37 "SALARY" means the base salary of an Employee, exclusive of any bonuses, incentives, special awards, or equity compensation. Subject to the discretion of the Plan Administrator, salary may be considered to include commissions paid during a year.

2.38 "SUBSIDIARIES" means those entities in which the Corporation directly or indirectly owns 50% or more of the voting equity securities.

2.39 "TERMINATION DATE" means the later of (i) the individual's last day worked or (ii) the last day an individual receives a Salary payment either for services rendered or as salary continuation.

                         ARTICLE III ELECTIVE DEFERRALS

3.1 DEFERRAL ELECTION.

     (a) Each Eligible Employee who desires to defer Compensation otherwise payable for a Plan Year may do so by filing a deferral election with the Plan Administrator during the Enrollment Period for that Plan Year. The election shall be made on the form specified by the Plan Administrator and shall be irrevocable after the end of the Enrollment Period. To be effective, the form must be received by the Plan Administrator prior to the end of the Enrollment Period.

     (b) Notwithstanding the foregoing, the Plan Administrator may, in his or her sole discretion, permit an Eligible Employee who commences Employment during a Plan Year to submit a deferral election for Compensation payable during such Plan Year, provided such election is submitted no later than 30 days after Employment commences and applies only to Compensation earned after the date such form is received by the Plan Administrator.

3.2 AMOUNT OF ELECTIVE DEFERRALS. Each Eligible Employee may defer, at the Plan Administrator's discretion, a portion of Salary and/or Incentive Award otherwise payable for the Plan Year immediately following the Enrollment Period. From time to time the Plan Administrator shall establish maximum limits for Elective Deferrals. Such maximum limits may be expressed as a percentage of Salary and/or Incentive Award deferrals, as appropriate, and need not be applied to Eligible Employees on a uniform basis.

3.3 DEFERRAL OF COMPENSATION. Notwithstanding Section 3.1 above, the Committee shall have the discretion to deny any Eligible Employee's Deferral Election for any given Plan Year or portion of a Plan Year. The Employer shall withhold payment of the applicable portion of each Salary payment and/or each Incentive Award elected by the Participant to be deferred for the Plan Year for those deferral elections which the Committee does not deny. Elective Deferrals shall be credited to the Participant's Deferred Compensation Account as described in
Article V.

3.4 VESTING. All Elective Deferrals under the Plan, and any earnings thereon, shall be fully vested at all times.

3.5 NO ELECTIVE DEFERRALS AFTER DECEMBER 31, 2004. Notwithstanding anything in this Article III to the contrary, no further elective deferrals shall be credited under the Plan after December 31, 2004.

                  ARTICLE IV NON-ELECTIVE DEFERRED COMPENSATION

4.1 GRANTS OF NON-ELECTIVE DEFERRED COMPENSATION. The Committee may, in its complete and sole discretion award an Eligible Employee an amount of Non-Elective Deferred Compensation. The amount of any award of Non-Elective Deferred Compensation under the Plan may be expressed as (i) a fixed dollar amount, (ii) a percentage of Compensation, (iii) a percentage of Elective Deferrals, or (iv) any combination of the foregoing. The Committee shall determine the amount of any Non-Elective Deferred Compensation awarded to a Covered Employee. The Chief Executive Officer may recommend an award for other Eligible Employees which shall be deemed approved by the Committee upon (1) the completion by the Chief Executive Officer of a list of such Eligible Employees, and (2) the Committee's approval of such list.

4.2 NON-ELECTIVE DEFERRED COMPENSATION AWARD STATEMENT. Any award of Non-Elective Deferred Compensation shall be evidenced by an Award Statement in a form determined by the Plan Administrator, which is delivered to the Participant describing the amount of the award together with any vesting requirement or other restrictions on such award of Non-Elective Deferred Compensation. The award of any Non-Elective Deferred Compensation may be conditioned upon the Participant's execution of an agreement setting forth such terms and conditions as the Plan Administrator shall determine appropriate.

4.3 VESTING AND FORFEITURE. Unless provided otherwise on an Award Statement, all Non-Elective Deferred Compensation awarded under the Plan, and any earning thereon, shall be fully vested at all times. All non-vested amounts in a Participant's Deferred Compensation Account shall be forfeited upon the Termination Date and the Corporation shall have not further obligation to pay the Participant in regard to such amounts.

4.4 NO AWARDS OF NON-ELECTIVE DEFERRED COMPENSATION AFTER DECEMBER 31, 2004. Notwithstanding anything in this Article IV to the contrary, no further awards of Non-Elective Deferred Compensation shall be granted under the Plan after December 31, 2004.

           ARTICLE V DEFERRED COMPENSATION ACCOUNT AND CREDITS THERETO

5.1 DEFERRED COMPENSATION ACCOUNT. An unfunded bookkeeping account known as the Deferred Compensation Account shall be established for each Participant. The Deferred Compensation Account shall be credited with (i) all deferred amounts credited under an Other Plan as of the Other Plan Transfer Date, (ii) all Elective Deferrals under Article III of the Plan, and (iii) all Non-Elective Deferred Compensation awarded under Article IV of the Plan. Each Participant's Account shall consist of two sub-accounts -- (a) the "Cash Sub-Account" and (b) the "Deferred Share Sub-Account."

5.2 CASH SUB-ACCOUNT. Any Elective Deferrals that a Participant elects to defer to his or her Cash Sub-Account shall be treated as if it were set aside in such sub-account on the date the Compensation would otherwise have been paid to the Participant and shall be allocated among the available Investment Options using forms and procedures established by the Plan Administrator for such purpose. Any Non-Elective Deferred Compensation awarded under Article IV of the Plan which a Participant directs to be credited to his Cash Sub-Account shall be credited to the Participant's Cash Sub-Account in accordance with uniform procedures established by the Plan Administrator. The amounts credited to a Participant's Cash Sub-Account, as reduced for amounts distributed under Article VI, shall be adjusted each Crediting Date to reflect gain or loss from the Investment Options.

5.3 DEFERRED SHARE SUB-ACCOUNT. Any Elective Deferrals that a Participant elects to defer to his or her Deferred Share Sub-Account shall be deemed to be invested in that number of whole and fractional shares of Common Stock determined by dividing the amount (expressed in dollars) of the Compensation to be deferred by the fair market value per share of such Common Stock on the date such Compensation would otherwise be paid. Such sub-account shall be deemed to be so invested on the date the Compensation would otherwise have been paid to the Participant, and on such date the sub-account shall be credited with a number of deferred shares equal to the number of shares of Common Stock deemed to be invested. Any Non-Elective Deferred Compensation awarded under Article IV of the Plan which a Participant directs to be credited to his Deferred Share Sub-Account shall be credited to the Participant's Deferred Share Sub-Account in a similar fashion at such times as shall be determined in accordance with uniform procedures established by the Plan Administrator. Such sub-account shall be credited as of each Crediting Date with that number of additional deferred shares equal to the amount of cash dividends paid by the Corporation since the last Crediting Date on that number of shares of Common Stock equivalent to the number of deferred shares in such sub-account since the last Crediting Date divided by the fair market value per share of such Common Stock on such Crediting Date. Appropriate adjustments in the Deferred Share Sub-Account shall be made as equitably required to prevent dilution or enlargement of the sub-account from any stock dividend, stock split, reorganization or other such corporate transaction or event.

5.4 ALLOCATION OF OTHER PLAN ACCOUNT BALANCES ON THE OTHER PLAN TRANSFER DATE. The amount credited to a Participant under an Other Plan as of the Other Plan Transfer Date shall be credited to the Cash Sub-Account and allocated among the Investment Options or to the Deferred Share Sub-Account according to guidance provided by the Participant to the Plan Administrator using a special election form provided by the Plan Administrator for such purpose. If the Participant fails to provide such guidance prior to any Other Plan Transfer Date or for any Plan Year, the Plan Administrator has the discretion to either (a) allocate such amount among one or more of the available Investment Options or (b) credit the Deferred Share Sub-Account with such amount for the Participant.

5.5 ALLOCATION OF NEW ELECTIVE DEFERRALS, NON-ELECTIVE DEFERRED COMPENSATION AND TRANSFERS OF ACCUMULATED AMOUNTS.

     (a) During the Enrollment Period, the Participant shall elect (i) how Elective Deferrals and Non-Elective Deferred Compensation during the applicable Plan Year are to be allocated between the Cash Sub-Account and the Deferred Share Sub-Account and (ii) how Elective Deferrals and Non-Elective Deferred Compensation allocated to the Cash Sub-Account are to be allocated among the available Investment Options using forms and procedures established by the Plan Administrator for such purpose.

     (b) Each Participant may reallocate his or her accumulated Cash Sub-Account or deferrals among the Investment Options or to the Deferred Share Sub-Account only during times approved by the Plan Administrator and using forms and procedures established from time to time by the Plan Administrator for such purpose; provided, however, that a Participant may not reallocate his or her accumulated Deferred Share Sub-Account to his or her Cash Sub-Account or any Investment Option. Any changes a Participant makes shall become effective on the next Crediting Date following the Plan Administrator's acceptance of the Participant's reallocation election.

5.6 PAYMENTS DEDUCTED ON A PRO-RATA BASIS. Lump sums, installments, or any other distributions from the Deferred Compensation Account shall be deducted from the balance in the Deferred Share Sub-Account and each Investment Option on a pro rata basis in proportion to the balance in each option using procedures established by the Plan Administrator for such purpose.

5.7 CHANGE IN INVESTMENT OPTION. The Plan Administrator may change the Investment Options available from time to time under the Plan. However, no such change shall reduce a Participant's Deferred Compensation Account. If, following a change in the Investment Options, the Participant fails to reallocate his or her Cash Sub-Account among the available Investment Options, the Plan Administrator has the discretion to either (a) allocate such amount among one or more of the available Investment Options or (b) credit the Deferred Share Sub-Account with such amount for the Participant.

               ARTICLE VI PAYMENT OF DEFERRED COMPENSATION ACCOUNT

6.1 FORM OF PAYMENT. The amounts credited to a Participant's Cash Sub-Account shall be paid in cash. The amounts credited to a Participant's Deferred Share Sub-Account shall be paid in shares of Common Stock.

6.2 MANNER OF DISTRIBUTION. A Participant's Deferred Compensation Account shall be distributed according to the procedures set forth below.

     (a) Distributions while employed. A Participant may elect to receive a distribution from the vested portion of their Account during their period of employment. Such election may either be for a Scheduled Distribution or an Unscheduled Distribution, each as defined below.

          (i) Scheduled Distribution. During the Enrollment Period when a Participant makes their deferral election (or, in the case of an award of Non-Elective Deferred Compensation, at such time and manner as is specified by the Award Statement), the Participant may specify a future Payment Date when the amount deferred or portion thereof will be distributed. To be valid, such future Payment Date must not be within 3 years of the Plan anniversary to which such election first applied (or, in the case of an award of Non-Elective Deferred Compensation, within 3 years of the Plan anniversary for which such was granted), and such future Payment Date must precede the Participant's Termination Date. The amount distributed shall be allocated against the Account as provided under Section 5.6. The Plan Administrator may disregard any invalid Scheduled Distribution election.

          (ii) Unscheduled Distribution. During the Enrollment Period, a Participant may submit a written request to the Plan Administrator for an unscheduled distribution from their Account. If the Plan Administrator approves such request, the amount shall be payable upon the Payment Date following such approval. The amount distributed shall be subject to a 10% penalty, with the Participant's Account being debited an amount equal to 10% of the Unscheduled Distribution amount. The withdrawn amounts and the Unscheduled Distribution penalty shall be allocated against the Account as provided under Section 5.6. Any Participant electing an Unscheduled Distribution during an Enrollment Period shall be considered ineligible to defer any Compensation under the Plan for the remainder of the Plan Year in which the Unscheduled Distribution occurs and for the next following Plan Year. Notwithstanding the foregoing, no Participant may elect an unscheduled distribution from their Account of any Elective Deferral, Non-Elective Deferred Compensation, or any gain attributable to if such Elective Deferral or Non-Elective Deferred Compensation was first credited to their Deferred Compensation Account under the Plan (or to a similar account under an Other Plan) on or after January 1, 2005.

          (iii) Notwithstanding the foregoing, no Covered Executive shall be eligible to make an election for either a Scheduled Distribution or Unscheduled Distribution, and the Plan Administrator is hereby empowered to disregard a Scheduled Distribution election made by a Participant at a time prior their first becoming a Covered Executive.

     (b) Distributions following employment. A Participant may receive either a Termination Distribution or a Retiree Distribution following their period of employment, each as defined below.

          (i) Termination Distribution. A Participant who is not a Retirement Eligible Employee shall have their Account balance valued as of the Evaluation Date first following their Termination Date. Such balance shall be distributed in a lump sum on the Payment Date first following such Evaluation Date (the "Termination Distribution Payment Date").

          (ii) Retiree Distribution. A Participant who is a Retirement Eligible Employee shall have their Account paid according to the following procedures:

               1) Notwithstanding sections 2) and 3) below, if the Participant's Account, determined as of the first Evaluation Date following their Termination Date, is equal to or less than an amount established by the Plan Administrator from time to time (the "Minimum Installment Amount"), such amount shall be distributed according to section (i) above.

               2)   If the Participant has made an election as described in
                    Section 6.3 prior to his Termination Date and such election has been in effect for at least twelve months prior to the Termination Distribution Payment Date, the Participant's Account shall be paid in accordance with such payment election.

               3) If the Participant has not made a payment election prior to his Termination Date, or if such payment election that has not been in effect for at least twelve months prior to the Termination Distribution Payment Date, the Participant's Account shall be paid in annual installments over a period of 10 years, as provided in the Section 6.3.

6.3 FORM OF PAYMENT ELECTION. Each Participant may submit a payment election form specifying how the Participant's accumulated Deferred Compensation Account shall be paid. The following distribution options shall be available:

     (a) Distributions following employment. A Participant who is a Retirement Eligible Employee, having an accumulated Account of at least the Minimum Installment Amount, as provided in Section 6.2(b)(ii) above, may elect their Account to be distributed in either of the following forms:

          (i) Lump Sum Distribution. The amount payable shall equal the Account balance determined as of the Evaluation Date. Pursuant to the Participant's election, the Evaluation Date may be any Evaluation Date following the Termination Date. If the Participant fails to elect a date, the Evaluation Date will be the last day of the Plan Year in which the Termination Date occurs. The amount so determined shall be paid on the Payment Date next following such Evaluation Date.

          (ii) Annual Installments. The amount of the first distribution shall be based on the Account balance as determined on the last Evaluation Date in the Plan Year in which the Participant's Termination Date occurs. Such amount shall be divided by the number of payments elected (being either 5 or 10, or other period as determined by the Plan Administrator) to determine the distribution. The distribution shall be made on the Payment Date next following such Evaluation Date. Subsequent distributions shall be determined annually thereafter using the procedure established herein, with the exception that the divisor shall be the number of payments remaining.

          (iii) Participants not making a valid election shall have their Account distributed over a period of ten years as provided in
               Section 6.3(a)(ii) above.

6.4 PLAN ADMINISTRATOR'S DISCRETION. The Plan Administrator shall have the discretion to distribute the Account of any Participant who is not a Covered Executive in a single distribution following their Termination Date. Such distribution shall be based on the balance of the Participant's Account as of the Evaluation Date immediately following their Termination Date. Such amount shall be paid on the Payment Date next following such Evaluation Date.

6.5 PAYMENTS UPON DEATH OF PARTICIPANT.

     (a) A Participant may designate any person or persons (not exceeding 5), including a trust, as his or her beneficiary to receive his or her Deferred Compensation Account in the event of the Participant's death. Any such designation shall be made by filing the form designated for that purpose by the Plan Administrator. The Participant may change or cancel his or her beneficiary designation at any time prior to death without the consent of any designated beneficiary. If no beneficiary has been designated by the Participant, or if no beneficiary is alive at the date of the Participant's death, payment shall be made to the Participant's estate.

     (b) If the Participant's death occurs during Employment, the Participant's Account shall be distributed in a lump sum as provided in 6.3(a)(i) to each of the Participant's surviving beneficiaries in the portions designated by the Participant in 6.5(a).

     (c) If the Participant's death occurs after installment payments have commenced, the Participant's Account shall be distributed in a lump sum on the next scheduled Payment Date to each of the Participant's surviving beneficiaries in the portions designated by the Participant in 6.5(a).

6.6 WITHHOLDING TAXES.

     (a) Distributions from Cash Sub-Account. The Corporation shall have the right to deduct from distributions from a Participant's Cash Sub-Account under the Plan any and all taxes required to be collected under federal, state or local laws, using procedures established by the Plan Administrator for such purpose.

     (b) Distributions from Deferred Share Sub-Account. The Corporation shall have the right to condition any distribution of Common Stock due under the Plan upon the Participant and the Corporation having reached a mutual agreement with respect to all taxes required to collected under federal tax or local laws.

          (i) By sale of shares. Unless the Participant chooses to satisfy the tax withholding obligation by some other means in accordance with clause (ii) below, Participant's direction to have Elective Deferrals and/or Non-Elective Deferred Compensation credited to the Deferred Share Sub-Account shall constitutes the Participant's instruction and authorization to the Corporation and any brokerage firm determined acceptable to the Corporation for such purpose to sell on the Participant's behalf a whole number of shares from those shares paid to the Participant as the Corporation determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation. Such shares will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable. The Participant will be responsible for all broker's fees and other costs of sale, and will indemnify and hold the Corporation harmless from any losses, costs, damages, or expenses relating to any such sale. The Corporation or its designee shall be under no obligation to arrange for such sale at any particular price. In the event that the proceeds of any such sale may not be sufficient to satisfy tax withholding obligation, the Participant shall pay to the Corporation as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligation that is not satisfied by the sale of shares of Common Stock described above.

          (ii) By check, wire transfer or other means. At any time not less than five (5) business days before any tax withholding obligation arises, the Participant may elect to satisfy the tax withholding obligation by delivering to the Corporation an amount that the Corporation determines is sufficient to satisfy the tax withholding obligation by (a) wire transfer to such account as the Corporation may direct, (b) delivery of a certified check payable to the Corporation, or (c) such other means as the Corporation may establish or permit.

                           ARTICLE VII ADMINISTRATION

7.1 POWERS AND DUTIES OF PLAN ADMINISTRATOR.

     (a) The Plan Administrator shall have discretionary authority to determine eligibility for benefits and to interpret the terms of the Plan. The Plan Administrator shall have such other discretionary authority as may be necessary to enable it to discharge its responsibilities under the Plan as administrator and, including, but not limited to, the power:

          (1)  To value Participant's Accounts.

          (2)  To distribute Participant's Accounts.

          (3)  To establish and change Investment Options.

          (4) To appoint or employ one or more persons to assist in the administration of the Plan. Such assistants shall serve at the pleasure of the Plan Administrator, and shall perform such functions as may be assigned by the Plan Administrator.

          (5) To adopt such rules as it deems appropriate for the administration of the Plan.

          (6)  To establish procedures to be followed by Participants.

          (7)  To prepare and distribute information relating to the Plan.

          (8) To request from Employers and Participants such information as shall be necessary for proper administration of the Plan.

     (b) Decisions of the Plan Administrator must be made by a quorum consisting of a majority of the constituent members of the Plan Administrator, and decisions may also be made by unanimous written consent of members of the Plan Administrator. The decision of the Plan Administrator upon any matter within its authority shall be final and binding on all parties, including the Corporation, the Participants and their beneficiaries.

     (c) Neither Plan Administrator, including its individual constituent members, nor any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith.

7.2 RELIANCE UPON INFORMATION. In making decisions under the Plan, the Plan Administrator shall be entitled to rely upon information furnished by a Participant, beneficiary or Employer.


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

                        ARTICLE VIII CLAIMS FOR BENEFITS

8.1 CLAIMS PROCEDURE.

     (a) Claims Must be Filed. An Employee, Participant, beneficiary or estate of a deceased Participant (the "claimant") who has a claim for benefits or concerning any other matter under the Plan must give written notice of such claim or other matter to the Plan Administrator.

     (b) Review of Claim. After the Plan Administrator has reviewed the claim and obtained any other information it deems necessary to render a decision on the claim, the Plan Administrator shall notify the claimant within 90 days after receipt of the claim of the acceptance or denial of the claim, unless special circumstances require an extension of time for processing the claim. Such an extension of time may not exceed 90 additional days and notice of the extension shall be provided to the claimant prior to the termination of the initial 90 day period indicating the special circumstances requiring the extension and the date by which a final decision on the claim is expected.

     (c) Denied Claims. In the event any application for benefits is denied, in whole or in part, the Plan Administrator shall notify the claimant of such denial in writing and shall advise the claimant of the right to appeal the denial and to request a review thereof. Such notice shall be written in a manner calculated to be understood by the claimant and shall contain:

          (1)  Specific reason for such denial.

          (2) Specific reference to the Plan provisions on which such denial is based.

          (3) A description of any information or material necessary for the Employee to perfect the claim.

          (4)  An explanation of why such material is necessary.

          (5)  An explanation of the Plan's appeal and review procedure.

8.2 APPEAL AND REVIEW PROCEDURE.

     (a) Appeal to Committee. If the claimant's claim for benefits is denied in whole or in part, the claimant, or the claimant's duly authorized representative, may appeal the denial by submitting to the Plan Administrator a written request for review of the application by the Committee within 180 days after receiving written notice of such denial. The Plan Administrator shall give the applicant (upon request) an opportunity to review pertinent Plan documents (other than legally privileged documents) in preparing such request for review.

     (b) Contents of Appeal. The request for review must be in writing and shall be addressed to the Committee c/o the Plan Administrator. The request for review shall set forth all of the grounds upon which it is based, all facts in support thereof and any other matters which the claimant deems pertinent. The Committee may require the claimant to submit (at the claimant's expense) such additional facts, documents or other material as the Committee deems necessary or advisable in making its review.

     (c) Review of Appeal. The Committee shall act upon each request for review within 120 days after its receipt thereof unless special circumstances require further time for processing. Written notice of an extension of time beyond 120 days shall be furnished to the claimant prior to the commencement of the extension. In no event shall the decision on review be rendered more than 365 days after the Committee receives the request for review.

     (d) Denied Appeals. In the event the Committee confirms the denial of the claim for benefits in whole or in part, it shall give written notice of its decision to the claimant. Such notices shall be written in a manner calculated to be understood by the claimant and shall contain the specific reasons for the denial.

8.3 EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan shall be brought unless and until the following steps have occurred:

     (a) The claimant has submitted a written application for benefits in accordance with Section 8.1.

     (b)  The claimant has been notified that the claim has been denied.

     (c) The claimant has filed a written request appealing the denial in accordance with Section 8.2.

     (d) The claimant has been notified in writing that the Committee has denied the claimant appeal or has failed to take any action on the appeal within the time prescribed by Section 8.2.


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

                          ARTICLE IX GENERAL PROVISIONS

9.1 SOURCE OF PAYMENTS. The Deferred Compensation Accounts established under the Plan are unfunded bookkeeping accounts and are payable from the general assets of the Corporation. The Corporation is not required to physically segregate any cash or securities or establish any separate funds to pay any benefits under the Plan. Nothing in this Plan shall be deemed to create a trust or fund of any kind or any fiduciary relationship.

9.2 PROHIBITION ON ALIENATION. No amount payable under the Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, hypothecation, charge, attachment, garnishment, execution, or levy of any kind or any other process of law, voluntary or involuntary. Any attempt to dispose of any rights to benefits payable under the Plan shall be void. Notwithstanding the preceding sentence, the Corporation shall have the right to offset from a Participant's Account balance any amounts due and owing from the Participant to the extent permitted by law. Notwithstanding the foregoing, the Corporation may transfer a Participant's rights under the Plan to a successor entity in connection with a sale, spin-off, or other similar event, if and only if the successor entity agrees to enforce the terms and provisions hereof.

9.3 NOT A CONTRACT OF EMPLOYMENT. Participation in this Plan by an Employee shall not give such Employee any right to be retained in the employ of the Employer and the ability of the Employer to dismiss or discharge an Employee is specifically reserved.

9.4 HEADINGS NOT TO CONTROL. Headings and titles within the Plan are for convenience only and are not to be read as part of the text of the Plan.

9.5 SEPARABILITY OF PLAN PROVISIONS. If any provisions of the Plan are for any reason declared invalid or not enforceable, such provisions will not affect the remaining terms and conditions, but the Plan will be construed and enforced thereafter as if such provisions had not been inserted.

9.6 APPLICABLE LAW. The validity and effect of the Plan and the rights and obligations of all persons affected thereby, are to be construed and determined in accordance with applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Ohio.

9.7 ENTIRE PLAN. This document is a complete statement of the Deferred Compensation Plan and as of December 31, 2004 supersedes all representations, prior plans, promises and inducements, proposals, written or oral, relating to its subject matter. The Corporation shall not be bound by or liable to any person for any representation, promise or inducement made by any person which is not embodied in this document or in any authorized written amendment to the Plan.

9.8 WITHHOLDING. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator may establish procedures applicable to satisfy FICA or other required withholding that may arise at the time Deferred Compensation is allocated to a Participant's Account (or, if later, at the time that Deferred Compensation previously allocated to Participant's Account is vested). These procedures may call for such withholding to be satisfied either
(i) by reducing the amount of a Participant's Elective Deferrals prior to such amount being allocated to the Participant's Account, (ii) by reducing other compensation payable to the Participant at or about the same time the deferral is allocated to a Participant's Account, (iii) by receiving a check or other payment from the Participant for the amount(s) due, or (iv) in the case of a Participant who is not a Covered Employee, by distributing an amount from the Participant's Account.

        ARTICLE X SPECIAL RULES UNDER INTERNAL REVENUE CODE SECTION 409A

10.1 NO FURTHER ELECTIVE DEFERRALS OR AWARDS OF NON-ELECTIVE DEFERRED COMPENSATION. Notwithstanding anything in the Plan to the contrary, no Non-Elective Deferred Compensation shall be awarded and no Elective Deferrals of Compensation shall be credited under this Plan after December 31, 2004.

10.2 SPECIAL RULES FOR DEFERRED COMPENSATION SUBJECT TO INTERNAL REVENUE CODE
SECTION 409A. Notwithdanding anything in the Plan to the contrary, any Elective Deferrals made under this Plan and any Non-Elective Deferred Compensation awarded under this Plan which are subject to the provisions of Section 409A of the Internal Revenue Code shall be treated as if such amounts were deferred or awarded, as the case may be, under the New Deferred Compensation Plan. For this purpose, the terms and provisions of the New Deferred Compensation Plan shall be incorporated herein by reference and any such amounts shall be administered solely in accordance with the terms and provisions of the New Deferred Compensation Plan.

                      ARTICLE XI AMENDMENT AND TERMINATION

11.1 AMENDMENT AND TERMINATION. The Corporation expects to continue this Plan indefinitely, but reserves the right, by action of the Committee, to amend it from time to time or to discontinue it if such change is deemed necessary or desirable. However, if the Plan is amended by the Committee, the Corporation shall remain obligated under the Plan with respect to each Participant's Deferred Compensation Account (including the earnings, gains, and losses thereon, if any) for which, as of the date of such action, have been credited or debited to the Account. No such amendment, modification or termination shall reduce the amount credited to a Participants' Accounts as of the date of such action. Upon Plan termination, all amounts credited to Participants' Accounts shall be paid to Participants in a single payment within 120 days.

IN WITNESS WHEREOF, National City Corporation has caused this instrument to be executed by its duly authorized officer, this ____ day of ________, 2006 but effective as of January 1, 2005.

                                        NATIONAL CITY CORPORATION


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
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                                       17